Exhibit 10.3

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Agreement”) is entered into and dated June 30, 2015 (the “Effective Date”), by and among Jammin Java Corp., a Nevada corporation (the “Company”) and Anh Tran, an individual (“Executive”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on or around September 10, 2013, the Parties entered into an Amended and Restated Employment Agreement1 pursuant to which the Executive agreed to serve as the President and Chief Operating Officer of the Company (the “Employment Agreement”); and

WHEREAS, the Parties now desire to extend the term of the Employment Agreement pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1. Amendment to Employment Agreement. Effective as of the Effective Date, Article V. Term and Termination, Section A, Term, is amended and restated to read as follows:

“A. Term: The term of this Agreement (the “Term”) shall commence on the Effective Date of this Agreement, and subject to earlier termination as provided below, and except for the provisions of this Agreement which, by their terms, continue in force beyond the termination hereof, shall end on the sixth anniversary of the Effective Date (the “Extended Term”).”

2.           Grant of Options; Re-Pricing of Options.

(a)           Effective on the Effective Date, the Company shall grant the Executive stock options to purchase 2,000,000 shares of the Company’s common stock (the “Options”) at an exercise price of $0.195 per share, with (1) 666,666 Options vesting on the first anniversary of the Effective Date; and (2) 666,667 Options vesting on the second and third anniversaries of the Effective Date, respectively, with a term of five years and cashless exercise rights, which shall be documented and memorialized by a separate stock option agreement.  The Options shall be granted under the Company’s 2015 Equity Incentive Plan.

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1 https://www.sec.gov/Archives/edgar/data/1334586/000158069513000041/ex10-25.htm

First Amendment to Amended and Restated Employment Agreement

(b)           Effective on the Effective Date the unvested portion of the stock options previously granted to the Executive in August 2013, with options to purchase 2,000,000 shares of the Company’s common stock (the “August 2013 Options”), with (1) 666,666 options vesting on August 1, 2014; and (2) 666,667 options vesting on August 1, 2015 and 2016, respectively, which have a term of five years, an exercise price of $0.46 per share and cashless exercise rights, of which 1,333,334 options have not vested as of the Effective Date, shall be re-priced to have an exercise price of $0.195 per share.  The 666,666 August 2013 Options which have vested to date shall not be re-priced and shall keep the original $0.46 exercise price of such options.

3.           Consideration.  Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

4.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Employment Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Employment Agreement as modified or amended hereby.

5.           Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

6.           Effect of Facsimile and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

First Amendment to Amended and Restated Employment Agreement

 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“Company”

Jammin Java Corp.

/s/ Brent Toevs
Brent Toevs
Chief Executive Officer

“Executive”

/s/ Anh Tran
Anh Tran

First Amendment to Amended and Restated Employment Agreement